                          JURISDICTION OF     NAMES UNDER WHICH
SUBSIDIARY                 INCORPORATION      SUBSIDIARIES DO BUSINESS

Advanced Assembly         Ohio                Advanced Assembly Automation, Inc.
  Automation, Inc.

Armac Industries, Co.     Delaware            Armac Industries, Co.

Assembly Machines, Inc.   Pennsylvania        Assembly Machines, Inc.

Assembly Technologie      Germany             Assembly Technology and Test
  and Automation GmbH

Assembly Technology       Michigan            Assembly Technology and Test, Inc.
  and Test, Inc.

Assembly Technology       England and         Assembly Technology and Test Limited
  and Test Limited          Wales

Detroit Tool and          Delaware            Detroit Tool and Engineering Company
  Engineering Company                         Peer

Detroit Tool Metal        Missouri            Detroit Tool Metal Products Co.
  Products Co.                                Arrow Precision Elements, Inc.
                                              F.J. Potter Company
                                              Fred J. Potter Company

DT Canada Inc.            New Brunswick,      DT Canada Inc.
                          Canada

DT Capital Trust          Delaware            DT Capital Trust

DT Industries Foreign     Barbados, West      DT Industries Foreign Sales Corporation
  Sales Corporation       Indies

DT Industries (UK)        England and         DT Industries (UK) Limited
  Limited                 Wales

DT Industries (UK) II     England and         DT Industries (UK) II Limited
  Limited                 Wales

Hansford Manufacturing    New York            Hansford Manufacturing Corporation
  Corporation

Kalish Canada Inc.        New Brunswick,      Kalish Canada Inc.
                          Canada

Pharma Group, Inc.        Delaware            Stokes-Merrill Corporation
                                              Stokes
                                              Merrill
                                              Lakso
                                              Kalish

Mid-West Automation       Illinois            Mid-West Automation Enterprises, Inc.
  Enterprises, Inc.

Mid-West Automation       Illinois            Mid-West Automation Systems, Inc.
  Systems, Inc.

Sencorp Systems, Inc.     Delaware            Sencorp Systems, Inc.

Swiftpack Automation      England and         Swiftpack Automation Limited
  Limited                 Wales
